UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 11, 2007
                                                         -----------------

                          Navstar Media Holdings, Inc.
                          -----------------------------
               (Exact name of registrant as specified in charter)

            Nevada                     000-50340               752980786
            -------                    ----------              ---------
 State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                         26, Chaowai Road, Suite A2205,
                    Chaoyang District, Beijing, 100020, China
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                            Phone:011-86-10-85653268
                             Fax: 011-86-10-85653223


                         Premier Document Services, Inc.
                         -------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02    Election of Director; Appointment of Principal Officer;
             Departure of Director;

The board of directors of the company has appointed Mr. YANG Wenquan, current member of board of directors of the Company and the General Manager of China Operations, as the new chief executive officer of the Company, replacing Mr. Steve Sun, accepting Mr. Sun's resignation from the position of chief executive officer and as a director of the board. The board has also elected Mr. Edward Meng as a new director of the board and appointed him as the chief financial officer of the company. Mr. Edward Meng served as a senior financial consultant to Shell (China) limited and former chief executive officer of Koch Materials (China) Co., a subsidiary of Koch Industries, Inc.. The board has also elected Mr. John Wong, John Chen and Mr. Ross Warner as directors of the board, providing a board of directors with majority independent board members.

Mr. Yang has extensive experience in managing media operations in China and has played an important role in spearheading the company's TV shopping effort. He is a veteran in the China media industry. Prior to his positions with the company, Mr. Yang served respectively as the Marketing Manager of Beijing Industry Development Group and prior to that as the General Manager of Beijing Yuixing Advertisement Co., Ltd. and as an official in the Beijing Municipal Government Foreign Affairs Service. Mr. Yang majored in law at the Central Communist Party School. He has produced many TV series, TV programs and movies, such as the 30 episode Fenglin Pavilion, the movie The Person Loving Me is Gone and a daily TV show At Your Service. Mr.Yang brings with him extensive experience in dealing with media and content in China and insight on management and operation control.

Mr. Meng has more than 10 years of experience managing, leading and advising corporations through complex restructurings, international market expansion and capital markets transactions. He has a strong track record in leadership for improved financial performance, heightened productivities, and enhanced compliance assurance. He is currently a senior financial consultant to Shell (China) Limited. He was the chief financial officer of Koch Materials (China) Co., a subsidiary of Koch Industries, Inc. prior to its acquisition by Royal Dutch Shell. Before Koch Materials (China) Co., Mr. Meng served 6 years as the director of finance at Intelsat Global Service Co. Mr. Meng obtained his MNA from Georgetown University and B.A. from Sichuan International Studies University. Mr. Meng brings with his extensive financial and operation experience and expertise to the company.

Mr. John Wong an accountant by profession with more than 16 years of experience in auditing and corporate finance work. Mr. Wong is currently the Director of TMF China. He currently serves as non-executive director on the board of directors of the following companies: Golden Resources Development International Limited and Ecogreen Fine Chemicals Group Limited both listed on the Hong Kong Stock Exchange, CDW Holdings listed on the Singapore Stock Exchange and General Steel Holdings Inc listed on OTC Bulletin Board in the U.S. He prior to the positions listed above, Mr. Wong served as director for Deloitte Touche Corporate Finance based in Shanghai, being one of the founding members of Deloitte Touche corporate fiance office in Shanghai. Mr. Wong graduated from the University of Melbourne with a B.A. of Commerce. He is a fellow member of the Australian Society of Certified Public Accountants and the Hong Kong Institute of Certified Public Accountants. He also obtained a PRC Certificate of Independent Directorship in 2002. Mr. Wong is expected to serve on the audit committee.


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Mr. John Chen currently serves as the chief financial officer of General Steel
Holdings, Inc.. Prior to his current position, he was a senior accountant at Moore Stephens Wurth Frazer & Torbet, LLP. Mr. Chen obtained his Bachelor of Science, Business Administration in Accounting from California State Polytechnic University and is a member of California State Certified Public Accountants, American Institute of Certified Public Accountants and California Society of Accountants. Mr. Chen is expected to serve on the audit committee.

Mr. Ross Warner has over 13 years management, training and consulting experience with international companies. He has served on various positions for Our Chinese Daughters Foundation, EF English First as the country manager for China, business manager at TTI China and Infotechnology Group, Inc. He currently serves on the board of General Steel Holdings, Inc. Mr. Warner obtained a Master of International Management from American Graduate School of International Management at Thunderbird and Bachelor of Business Administration from Pacific Lutheran University & University of Copenhagen, Denmark.


Item 8.01    Other Events


The Company has completed its assets absorbing selected HappyTimes assets into Beijing Media and as a result HappyTimes ceased to a subsidiary of the company. With this move, the content production and distribution function of the company is streamlined with expected cost savings and improved efficiency.



Item 9.01    Exhibits.

            (d)  Exhibit

         Exhibit      Description of Exhibit
         Number
         --------     -----------------------

         99.1          Press Release




                                   SIGNATURES

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Navstar Media Holdings, Inc.
                                                        (Registrant)

                                                     /s/ YANG Wenquan
                                                     -----------------
                                                       (Signature)
Date:  January 11, 2007                                Yang Wenquan


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